UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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TOR MINERALS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TOR
MINERALS
INTERNATIONAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2008
The annual meeting of stockholders of TOR Minerals International, Inc., a Delaware corporation, will be held at the Omni Marina Hotel, 707 N. Shoreline, Corpus Christi, Texas in the Marina View Room, on Friday, May 23, 2008, at 9:00 a.m., local time, for the following purposes:

1.	To elect a board of seven (7) directors.

2.	To consider and adopt an amendment to our 2000 Incentive Plan to increase the total number of shares of our Common Stock available for issuance thereunder from 1,050,000 shares to 1,250,000 shares.

3.	To ratify the appointment by our board of directors of UHY LLP as our independent auditors for the fiscal year ending December 31, 2008.

4.	To transact such other business as may properly come before the meeting.
     Our board of directors has established the close of business on March 24, 2008, as the record date for determining stockholders entitled to notice of and to vote at the meeting.
BY ORDER OF OUR BOARD OF DIRECTORS

Sonya M. Sconiers, Secretary
April 15, 2008
YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting,
we urge you to mark, sign and date the
enclosed proxy and return it promptly
in the enclosed envelope.

PROXY STATEMENT

TOR MINERALS INTERNATIONAL, INC.
722 Burleson Street
Post Office Box 2544
Corpus Christi, Texas 78403
PROXY STATEMENT
     This Proxy Statement and accompanying proxy are furnished by the board of directors of TOR Minerals International, Inc. (“TOR”, “we”, “us”, “our”, or “Company”) in connection with the solicitation of proxies by our board of directors to be used at the 2008 annual meeting of stockholders of our Company (“Annual Meeting”) to be held at 9:00 a.m. (local time) on May 23, 2008, at the Omni Corpus Christi Hotel, Marina Tower, 707 N. Shoreline, Corpus Christi, Texas, and at any adjournment thereof. We intend to mail this proxy statement and enclosed proxy card on or about April 16, 2008 to shareholders entitled to vote at the Annual Meeting.
     Our Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of our Company. Our Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owner.
     Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of our Company, by submission of another proxy having a later date or by voting in person at the meeting. No notice of revocation or later dated proxy, however, will be effective until received by our Company at or prior to the annual meeting. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.
ATTENDANCE AT MEETING
     All of our stockholders of record at the close of business on March 24, 2008 will be entitled to notice of and to vote at the annual meeting. There were outstanding at the close of business on March 24, 2008, 7,869,292 shares of our Company’s Common Stock, par value $0.25 per share (“Common Stock”), each of which is entitled to one vote per share in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the annual meeting. The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors pursuant to Proposal 1, and the affirmative vote of at least a majority of the shares present, in person or by proxy, at the annual meeting is required to approve Proposal 2, 3 and 4. Neither our Company’s certificate of incorporation nor our by-laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote. Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a “no” vote as to that proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.
     The annual report to stockholders covering our fiscal year ended December 31, 2007, includes audited consolidated financial statements. We have furnished the 2007 Annual Report on Form 10-K to all shareholders. The 2007 Annual Report on form 10-K does not form any part of the material for solicitation of proxies.

PRINCIPAL STOCKHOLDERS
     The following table sets forth information with respect to those persons who, to our knowledge, owned or who may be deemed to have owned beneficially, in each case as of March 24, 2008, more than five percent of our Common Stock.

Name and Address of	Number of		Percent
Beneficial Owner	Shares Beneficially Owned (1)		of Class

Paulson Ranch, Ltd. 3 Ocean Park Drive Corpus Christi, TX 78404	1,253,832	(2)	16.2%
The D and CH Trust c/o Hartman & Associates, Inc. 10711 Burnet Road, Suite 330 Austin, TX 78758	625,000	(3)	7.9%
The Douglas MacDonald Hartman Family Irrevocable Trust c/o Hartman & Associates, Inc. 10711 Burnet Road, Suite 330 Austin, TX 78758	625,000	(4)	7.9%

(l)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2)	Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch Ltd. The members of Paulson Ranch Management, L.L.C. are Bernard A. Paulson, Chairman of our Board, and his wife. The principal business of Paulson Ranch Management Ltd. is investment in securities. Paulson Ranch, Ltd. disclaims beneficial ownership of the 72,800 shares held directly by Mr. Paulson and Mrs. Paulson. Mr. Paulson has sole voting power of over the aggregate 1,253,832 shares. This number includes (A) 1,151,032 shares held for the account of Paulson Ranch, Ltd. (B) 72,800 shares held for Mr. and Mrs. Paulson’s account and (C) options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of March 24, 2008, held for Mr. Paulson’s account.

(3)	David A. Hartman, a member of our board of directors, is Trustee of The D and CH Trust. The number of shares listed includes (A) 600,000 shares of common stock held for the account of The D and CH Trust, and (B) options to acquire 25,000 shares that are subject to stock options exercisable at or within sixty days of March 24, 2008, held for David A. Hartman’s account. David A. Hartman has sole voting power over the shares held by The D and CH Trust.

(4)	Douglas MacDonald Hartman, a member of our board of directors, is Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust. Douglas MacDonald Hartman is a member of our board of directors. The number of shares listed includes (A) 600,000 shares of common stock held for The Douglas MacDonald Hartman Family Irrevocable Trust account, and (B) options to acquire 25,000 shares that are subject to stock options exercisable at or within sixty days of March 24, 2008, held for Douglas MacDonald Hartman’s account. Douglas MacDonald Hartman has sole voting power over the shares held by The Douglas MacDonald Hartman Family Irrevocable Trust.

PROPOSAL ONE
ELECTION OF DIRECTORS
     Our by-laws provide that our board of directors shall consist of not more than nine members. At the annual meeting, directors are to be elected, each to hold office until the 2009 annual meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed proxy card, who have been designated by our board of directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy in favor of the election of the nominees listed in the table below to our board of directors. Our board of directors has proposed the nominees. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by our board of directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.
     Nominees for Election to Serve Until 2009 Annual Meeting
     The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 10, 2008.

		Present
		Office(s) Held
Director Nominee	Age	In Our Company	Since

David A. Hartman	71	None	2001
Douglas M. Hartman	40	None	2001
Olaf Karasch	51	President, Chief Executive Officer	2006
Thomas W. Pauken, Esq.	64	None	1999
Bernard A. Paulson	79	Chairman of the Board	1992
Tan Chin Yong, PhD	43	None	2001
Steven E. Paulson	44	None	2008

     David A. Hartman, age 71, has served as a director of our Company since 2001. Mr. Hartman has been chairman and chief executive officer of Hartman & Associates, Inc. since 1988. Hartman & Associates is an investment business operating in Austin, Texas. Mr. Hartman also serves as a director of several foundations and private companies. The D and CH Trust, for which Mr. Hartman serves as Trustee, selected Mr. Hartman as a member of our board of directors by exercising its right pursuant to a written agreement entered into as part of our April 2001 private placement that permits the designation of one person to our board of directors. David A. Hartman is the father of Douglas M. Hartman.

     Douglas M. Hartman, MBA, age 40, has served as a director of our Company since 2001. Mr. Hartman has served as president of Hartman & Associates, Inc., an investment business in Austin Texas, since 1999, and as a director of The Software Revolution, Inc., a provider of automated legacy computer system modernization services, since 2001. The Douglas MacDonald Hartman Family Irrevocable Trust, for which Mr. Hartman serves as Trustee, selected Mr. Hartman as a member of our board of directors by exercising its right pursuant to a written agreement entered as part of our April 2001 private placement that permits the designation of one person to our board of directors. Mr. Hartman is the son of David A. Hartman.
     Dr. Olaf Karasch, age 51, was appointed as our Executive Vice President, Operations, on September 4, 2002, and he was appointed President and Chief Executive Officer on July 1, 2006. Dr. Karasch had served as Managing Director of our Company’s wholly owned Netherlands subsidiary, TP&T, since joining our Company on May 16, 2001. In January 1996, Dr. Karasch was managing director for Flohme Chrome Plating and Plasma Coating. In 1997, he joined the Royal Begemann Group in the Netherlands, the predecessor of TP&T, until we purchased it in 2001. Dr. Karasch received his Ph.D. in Mineralogy at Reinisch-Westfalische University in Aachen, Germany where he specialized in submicronization (particle size reduction below one micron).
     Thomas W. Pauken, Esq., age 64, has served as a director of our Company since 1999. Mr. Pauken has been President of TWP, Inc., an investment company in Dallas, Texas, since 1991, and he has served as Managing Partner of Capital Partners, II, Ltd. Investments since 2000. Mr. Pauken is also a director of Future Matrix, a privately held company.
     Bernard A. Paulson, age 79, has served as a director since 1992. Mr. Paulson has served as chairman of our board since May 2001. Since 1996, Mr. Paulson has served as chairman of The Automation Group, Inc. TAG became a wholly owned subsidiary of Emerson Electric in December 2007. Mr. Paulson currently serves as a director of two privately held companies, Compass Support Services and Crane Inspection and Certification Bureau LLC.
     Tan Chin Yong, Ph.D., age 43, has served as a director of our Company since 2001. Dr. Tan has also served as a director of AMZ Corporation Sdn. Bhd. Property Development in Malaysia since 2002. He has served as Chief Executive Officer and director since 2003 of Kinta Properties Group Sdn. Bhd., an investment holdings company, and has served as a director of TOR Minerals (M) Sdn. Bhd. since 2001. Dr. Tan has served as a director of Meru Valley Resort Bhd. since 1999, and also serves on the board of a number of other private companies.
     Steven E. Paulson, age 44, has served as President and a director of The Automation Group, LP (TAG) since 1996. TAG became a wholly owned subsidiary of Emerson Electric in December 2007. Mr. Paulson currently serves as a director of Compass Support Services, a privately held corporation.
     Directors Not Standing for Re-election
     W. Craig Epperson, age 65, has informed us that he does not wish to stand for re-election to our board of directors. Mr. Epperson has served as a director of our Company since 1999.
     John J. Buckley passed away on April 8, 2008. He was a valuable member of the Board of Directors since 2004 and he will be greatly missed. We have not had an opportunity to select a nominee to replace Mr. Buckley on the Board of Directors and will present a nominee for shareholder approval at the 2009 Annual Meeting.
Directors’ Attendance and Independence
     During the year ended December 31, 2007, there were four regularly scheduled meetings of our board of directors. No incumbent director attended less than 75% of these meetings or 75% of meetings of the committees of our board of directors on which such director served. Our board of directors has no formal policy regarding director attendance at the annual meeting; however, the 2007 annual meeting of shareholders was attended by all but one of our Company’s directors. All of the persons nominated to serve as a director at the 2007 Annual Meeting attended such meeting.
     Our board of directors consists of a majority of independent directors as such term is defined in the Nasdaq Stock Market Marketplace rules. Our board of directors has determined that, of our current directors, Messrs. Buckley, Epperson, David Hartman, Douglas Hartman, Pauken, Paulson and Dr. Tan are independent.

Directors’ Compensation
     The following table sets forth the amounts paid to our Company’s outside directors for their service as directors of our Company and a member of our board of directors for the fiscal year ended December 31, 2007. Employee directors receive no additional compensation for service on our board of directors or on committees of our board of directors.
Director Compensation for 2007

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(3)	($)
John J. Buckley	17,500 (2)	6,600	24,100
W. Craig Epperson	11,000	6,600	17,600
David A. Hartman	9,000	6,600	15,600
Douglas M. Hartman	14,000	6,600	20,600
Thomas W. Pauken	12,500	6,600	19,100
Bernard A. Paulson	13,500	6,600	20,100
Tan Chin Yong	13,000	6,600	19,600

(1)	Non-employee members of our board of directors are compensated by our Company for board meetings attended in the amount of $1,000.00 per meeting and a quarterly retainer of $1,500.00, with the chairman receiving an additional $500.00 per quarter. All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of our board of directors or any committee of our board of directors or otherwise in connection with their service as a director. Additionally, compensation of $500.00 is paid to the non-employee directors for each committee meeting attended.

(2)	The Audit Committee chairman receives $1000 for each committee meeting attended due to his increased responsibilities for Sarbanes Oxley compliance.

(3)	Our 2000 Incentive Plan provides that each non-employee director of our Company will automatically be granted a non-qualified option for 2,500 shares of Common Stock under the 2000 Incentive Plan on the first business date after each annual meeting of stockholders of our Company. Each option so granted to a non-employee director has an exercise price per share equal to the fair market value of the Common Stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary. On May 21, 2007, Messrs. Epperson, Hartman, Hartman, Pauken, Paulson and Dr. Tan were each granted options to purchase 2,500 shares at the per share exercise price of $2.64, with the grant date fair value of $6,600, none of which were exercised during fiscal 2007.
Section 16(a) Beneficial Ownership Reporting Compliance
     Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on documents provided to us, all reports required to be filed by Section 16(a) during the fiscal year ended December 31, 2007, were so filed, with the exception of a Form 4 that Dr. Olaf Karasch inadvertently filed late on January 30, 2008.
Committees of Our Board
     Our board of directors has three standing committees: an Audit Committee, Compensation and Incentive Plan Committee and an Executive Committee.
Audit Committee
     The Audit Committee is composed of three outside directors and operates under a written charter adopted by our board of directors according to the rules and regulations of the SEC and the Nasdaq Stock Market Marketplace Rules. A copy of the charter may be found on our Company’s website, www.torminerals.com. The Audit Committee members are Messrs. John Buckley (Chairman), Douglas Hartman and Dr. Tan Chin Yong, each of which our board of directors has determined qualify as independent as that term is defined under the applicable rules of the Nasdaq Stock Market and the SEC. Our board of directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, our board of directors has determined that John J. Buckley meets the SEC’s definition of an “audit committee financial expert.” The Audit Committee met four times in 2007.

     The Audit Committee is the communication link between our board of directors and our independent auditors. In addition to recommending the appointment of the independent auditors to our board of directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate.
     The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm. Through and as of March 17, 2008, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full-time employees. Therefore, few, if any, of the audit services performed were provided by permanent, full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.
REPORT OF THE AUDIT COMMITTEE
     The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.
Review with Management
     The Audit Committee has reviewed and discussed with management and our independent auditors the audited consolidated financial statements of TOR Minerals International, Inc. The committee reviewed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, regarding their judgments as to the quality, not just the acceptability, of the accounting principles of TOR Minerals International, Inc. and such other matters as the committee and the auditors are required to discuss under auditing standards generally accepted in the United States. Additionally, the committee discussed with the auditors their independence from TOR Minerals International, Inc. and our management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of nonaudit services with the auditors’ independence.
Review and Discussions with Independent Accountants
     The Audit Committee held four regularly scheduled meetings with the independent auditors prior to the inclusion of the consolidated financial statements into the periodic filings and one special meeting during our Company’s fiscal year ended December 31, 2007.
     The Audit Committee has received the written disclosures and letter from UHY as required by Independent Standards Board No. 1, Independence Discussions with Audit Committees, confirming their independence from us and our related entities within the meaning of the rules and regulations of the SEC and the Audit Committee has discussed with UHY their independence from us.
     Based on the foregoing reviews and discussions, the committee recommended to our board of directors that the audited consolidated financial statements of TOR Minerals International, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.
     Based on the review and discussions referred to above, and subject to ratification by the stockholders, the Audit Committee recommended to our board of directors that UHY LLP be reappointed as the independent auditors for the year 2008.
SUBMITTED BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
JOHN J. BUCKLEY, DOUGLAS M. HARTMAN & TAN CHIN YONG

EXECUTIVE COMPENSATION
Compensation and Incentive Plan Committee
     The Compensation and Incentive Plan Committee currently consists of Messrs. David Hartman, Pauken (Chairman) and Epperson, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules, and operates under a written charter adopted by our board of directors. With Mr. Epperson not standing for re-election at our 2008 Annual Meeting, we expect our board to select a new member to our CD&A at the Regular Board Meeting on May 22, 2008. A copy of the charter may be found on our Company’s website at www.torminerals.com. The Compensation and Incentive Plan Committee met twice in 2007.
     The Compensation and Incentive Plan Committee formulates and presents to our board of directors recommendations as to the base salaries for all officers of our Company. The Compensation and Incentive Plan Committee specifically reviews, approves, and establishes the compensation for our executive officers. This committee is authorized to (1) select persons to receive awards under our Company’s 2000 Incentive Plan, (2) to determine the terms and provisions of the awards, if any, the amount of the awards, (3) to review performance of persons selected for bonuses and (4) otherwise administer our Company’s 2000 Incentive Plan to the full extent provided in such Incentive Plan. The Compensation and Incentive Plan Committee is not authorized to delegate its authority to other persons.
Overview
     The Compensation and Incentive Plan Committee (the “Committee”) is responsible for administering the executive compensation program for our Company. The Committee is responsible for establishing appropriate compensation goals for the executive officers of our Company, evaluating the performance of such executive officers in meeting such goals and making recommendations to our board of directors with regard to executive compensation. Our Company’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, and achievement of specific operation, financial and strategic objectives.
     The Committee conducts a twice annual review of the compensation packages of our executive officers, taking into account factors which it considers relevant, such as our Company’s financial performance and the performance of the executive officer under consideration. The Committee does not engage in any benchmarking of total compensation or any material element of compensation against any specific companies or groups of companies. The particular elements of our compensation programs for our executive officers are described below. Neither we nor the Committee has engaged any consultants to provide advice regarding compensation matters.
     In carrying out its duties to establish the executive compensation program, the Committee is guided by our Company’s desire to achieve the following objectives:
•	attract and retain high-quality leadership;

•	provide competitive compensation opportunities that support our overall business strategy and objectives; and

•	effectively serve the interests of our shareholders.
     These objectives are implemented by the Committee through its executive compensation program. In 2007, the compensation program established by the Committee was comprised of the following three primary components:
•	base salary;

•	annual cash incentive payment; and

•	long-term equity based compensation awards.
     The Committee has the flexibility to use these primary components, along with certain other benefits, in a manner that attempts to effectively implement its stated objectives with respect to the compensation arrangements for each of our executive officers. Each of the primary components, and the certain other benefits, are discussed in more detail below.

     Management — Executive Officers
     Our Committee discusses the total compensation of our Named Executive Officers (“NEOs”), a group that includes our Chief Executive Officer (CEO), Chief Financial Officer, (CFO), and our other most highly compensated executive officers whose total compensation for our fiscal year ended December 31, 2007 exceeded $100,000, which included two other persons. Each of our NEOs is elected annually, and as of both December 31, 2007, and March 24, 2008, our NEOs were as follows:

Name	Age	Position	Since
Olaf Karasch	51	President and Chief Executive Officer	2006
Mark Schomp	48	Executive Vice President	2006
Lee Hee Chew	52	Vice President, Asian Operations	2002
Steven H. Parker	57	Treasurer and Chief Financial Officer	2007
Dr. Olaf Karasch, President and Chief Executive Officer — Dr. Olaf Karasch was appointed President and Chief Executive Officer by the Board on July 1, 2006. Dr. Karasch resides in Germany and offices at our European operation, TP&T, located in Hattem, Netherlands. Dr. Karasch had served as Executive Vice President, Operations, since September 4, 2002. Dr. Karasch had served as Managing Director of TP&T since joining the Company on May 16, 2001. In January 1996, Dr. Karasch was managing director for Flohme Chrome Plating and Plasma Coating. In 1997, he joined the Royal Begemann Group in the Netherlands until its purchase by TOR in 2001. Dr. Karasch received his Ph.D. in Mineralogy at Reinisch-Westfalische University in Aachen, Germany where he specialized in submicronization (particle size reduction below one micron).
Mark Schomp, Executive Vice President — Mark Schomp was appointed Executive Vice President by the Board on July 1, 2006. Mr. Schomp had served as Vice President, Sales and Marketing since September 4, 2002. Mr. Schomp is a Chemical Engineer who spent 15 years in sales and sales management with Alusuisse-Lonza, a large European manufacturer of aluminum, specialty aluminas, and other products. He has wide experience in selling pigments and fillers for plastics and coatings applications. Mr. Schomp joined the Company’s sales department in 2001.
Lee Hee Chew, Vice President, Asian Operations — Lee Hee Chew was appointed Vice President, Asian Operations, by the Board on December 5, 2002. Mr. Lee, a Chemical Engineer, joined TOR in 1994 as General Manager and has served as the Managing Director of our Asian operation, TMM, since 1998.
Steven H. Parker, Treasurer and Chief Financial Officer — Steven H. Parker was appointed Treasurer and Chief Financial Officer by the Board on January 1, 2007. Prior to joining the Company, Mr. Parker served as Group Director of Financial Shared Services of the Orthopedic Global Business Unit of Smith and Nephew, a global medical device manufacturer, in 2006 and International Director of Finance from 1997 to 2005. Mr. Parker has a Masters of Business Administration from the University of Memphis and is a CPA.
No executive officer of the Company has any family relationship with any other director or executive officer of the Company.
Base Salary
     Our executive officers’ salaries are determined by evaluating their relative roles and responsibilities. Individual salaries are reviewed annually and salary increases are based on our Company’s overall performance and the executive’s individual performance during the preceding year. The Committee does not assign relative weights or importance to any specific measure of our financial performance.
     The Committee considered our Company’s financial performance and his performance in determining the base salary for 2007 for Dr. Olaf Karasch, our President and Chief Executive Officer. Based on these factors, the Committee established Dr. Karasch’s salary under his employment agreement as $331,679 in 2007. Steve Parker was hired on January 2, 2007 at a base salary of $156,000 which the Committee determined based on the company’s financial performance and on Mr. Parker’s background and experience. Mr. Schomp received a base salary of $157,221 in 2007 which was the same in 2006. Mr. Lee received a base salary of $99,816 in 2007.

Annual Bonuses
     The annual compensation of our executive officers consists of a base salary and discretionary bonus payments. Our board of directors may issue bonuses to our executive officers at the end of the fiscal year based on the financial performance of our Company and the individual performance of the officer. In 2007, Lee Hee Chew, our Vice President, Asian Operations, received a bonus of $12,477.
Stock Option Grants
     Our 2000 Incentive Stock Plan, intended to advance the interests of our Company by encouraging stock ownership on the part of key employees, was approved by the stockholders on May 5, 2000 and amended with stockholder approval on May 14, 2004 to increase the number of shares subject to the Plan to 1,050,000 shares. The Plan is intended to provide our directors, executive officers and employees the opportunity to acquire a proprietary interest in the success of our Company by granting stock options to such directors, executive officers and employees. Specifically, the plan is intended to advance the interests of our Company by:
•	enabling us to attract and retain the best available individuals for positions of substantial responsibility;

•	providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and

•	rewarding directors, executive officers and employees for their contributions to our business.
     The 2000 Incentive Stock Plan is administered by our Compensation and Incentive Plan Committee. Both “Incentive Stock Options” and “Nonstatutory Options” may be granted under the 2000 Incentive Stock Plan from time to time. Incentive Stock Options are stock options intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Nonstatutory Options are stock options that do not satisfy the requirements of Section 422 of the Internal Revenue Code.
     All options under the 2000 Incentive Stock Plan are required to be at an exercise price of not less than 100% of the fair market value of the stock on the date of grant. Each option expires not later than ten years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements.
     Stock options are the primary source of long-term incentive compensation for our executive officers and directors. Each of our executive officers and directors are eligible to participate in our 2000 Incentive Stock Plan.
     Stock option grants are made at the discretion of the Committee. Each grant is designed to align the interests of the executive officer with those of our stockholders and provide each individual with a significant incentive to manage our Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years). Shares underlying each option becomes exercisable in a series of installments over a vesting period, contingent upon the officer’s continued employment with our Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by our Company during the vesting period, and then only if the market price of the shares appreciates over the option term.
     The size of the option grant to each executive officer is set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with our Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. Our Company does not have security ownership requirements or guidelines for its executive officers.
     Dr Karasch was granted 75,000 options on November 20, 2007 at an exercise price of $2.14 per share. In recognition of Lee Hee Chew’s many contributions to our Company and as an incentive to maintain this level of performance, on November 21, 2007, the Compensation Committee of our board of directors approved the Modification of Option Grant dated May 14, 2004. The original grant was for 75,000 options at an exercise price of $4.43. Of this amount, 50,000 options will remain at the original exercise price of $4.43 per share. Pursuant to the Modification, the balance of 25,000 options were reissued at an exercise price of $2.20 per share, which was the closing per share trading price of the Common Stock on the date of the grant modification. Of these 25,000 options, 20,000 are fully vested and the remaining 5,000 continue to have the original vesting date of May 14, 2008.
Employment Agreement
     As required by Netherlands law, our Netherlands subsidiary, TOR Processing & Trade BY (TP&T), has entered into a Service Agreement (the “Service Agreement”) with Dr. Olaf Karasch, pursuant to which he serves as the Managing Director of TP&T. Dr. Karasch also serves as President and Chief Executive Officer of our Company. The Service Agreement, dated May 11, 2001, provides that Dr. Karasch will be paid an annual gross salary of EURO 150,000, and an annual net salary, after taxes, of between EURO 94,000 and EURO 90,000. The Service Agreement is evergreen and has an initial term ending in March 2006, after which time either party can terminate the Service Agreement by giving the other party not less than six months written notice. Notwithstanding the foregoing, Dr. Karasch can be terminated at any time by TP&T in certain instances where he has neglected his duties, materially breached the Service Agreement, or brought TP&T or himself into disrepute. Effective January 1, 2008, Dr. Karasch’s monthly salary increased by EURO 4,220, which, on January 1, 2008, was equal to US$6,157.
Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. We generally intend to limit non-performance based compensation to our executive officers consistent with the terms of Section 162(m) so that compensation will not be subject to the $1 million deductibility limit. Cash and other non-performance-based compensation paid to our executive officers for fiscal 2007 did not exceed the $1 million limit per officer.
Review of All Components of Executive Compensation
     The Committee has reviewed all components of compensation for our NEOs, including salary, bonus, accumulated realized and unrealized stock option gains, and the dollar value to the NEO and cost to us of all perquisites and other personal benefits. Our Chief Executive Officer assists the Committee in assessing and designing our Company’s compensation program, and he attended all of the Committee’s meetings held in 2007 but was not present during voting or deliberations of his compensation. Except as described below, the Committee did not adopt any new compensations or programs or amend any existing compensation policies in 2007.
     Based on this review, the Committee finds the total compensation for our NEOs in the aggregate to be reasonable and not excessive. The Committee specifically considered that our Company does not maintain any employment contracts, with the exception of its employment agreement with Dr. Karasch, as described above under the section entitled “Employment Agreement,” or change of control agreements with Dr. Karasch. It should be noted that when the Committee considers any component of total compensation of our NEOs, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Committee’s decisions.
Internal Pay Equity
     The Committee believes that the relative difference between Chief Executive Officer compensation and the compensation of our Company’s other executives is consistent with such differences found in our reference labor market.
Compensation and Incentive Plan Committee Report
     The Compensation and Incentive Plan Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation and Incentive Plan Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
SUBMITTED BY THE COMPENSATION AND INCENTIVE PLAN COMMITTEE

OF OUR BOARD OF DIRECTORS
DAVID A. HARTMAN & THOMAS W. PAUKEN & W. CRAIG EPPERSON
     This Compensation and Incentive Plan Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent our Company specifically incorporates this Report by reference therein.
Summary Compensation Table for 2007
     The following table sets forth information concerning the compensation of our NEOs for the fiscal year ended December 31, 2007.

				Option		All Other
Name and		Salary	Bonus	Awards		Compensation		Total
Principal Position	Year	($)	($)	($)		($)		($)

Olaf Karasch	2007	331,679		1,632	(2)	7,007	(3)	338,849
President and Chief Executive Officer (1)

Lee Hee Chew	2007	99,816	12,477	20,659	(4)	2,743	(5)	135,695
Vice President, Asian Operations

Steven Parker	2007	153,000		26,016	(6)	15,242	(7)	194,258
Chief Financial Officer

Mark J. Schomp	2007	157,221		—		6,000	(8)	163,221
Executive Vice President, Marketing and Sales

(1)	Consists of annual salary of $288,101 under Dr. Karasch’s employment agreement with TP&T and $43,578 in additional salary in connection with Dr. Karasch’s position of President and CEO. Of this $25,892 was earned in 2007 and paid in 2008. See the sections entitled “—Base Salary” and “—Employment Agreement” for a description of Dr. Karasch’s employment agreement with the Company

(2)	On November 20, 2007, Dr. Karasch was granted options to purchase 75,000 shares of Common Stock at an exercise price of $2.14.

(3)	Consists of Dr. Karasch’s Netherlands pension and taxes.

(4)	On November 21, 2007, Mr. Lee was given a modification of his option granted dated May 14, 2004. Please see details under Stock Option Grants.

(5)	Consists solely of automobile expense and mobile telephone expense.

(6)	On January 2, 2007, Mr., Parker was granted options to purchase 100,000 shares of Common Stock at an exercise price of $2.84 with an ascribed value of $20,016.

(7)	Consists solely of relocation expenses.

(8)	Consists solely of a car allowance.

Summary Compensation Table for 2006
     The following table sets forth information concerning the compensation of our NEOs for the fiscal year ended December 31, 2006.

					Option		All Other
Name and		Salary		Bonus	Awards		Compensation		Total
Principal Position	Year	($)		($)	($)		($)		($)

Richard L. Bowers	2006	128,300		—	—		—		128,300
President and Chief Executive Officer (9)

Olaf Karasch	2006	243,172	(10)	7,760	6,790		—		257,722
President and Chief Executive Officer (10)

Lawrence W. Haas	2006	94,712		—	—		—		94,712
Chief Financial Officer (12)

Barbara Russell	2006	66,277		—	—		—		66,277
Acting Chief Financial Officer (13)

Lee Hee Chew	2006	96,906		30,283	—		2,663		129,852
Vice President, Asian Operations

Mark J. Schomp	2006	157,221		—	3,395	(15)	6,000	(16)	163,221
Executive Vice President, Marketing & Sales

(9)	Mr. Bowers resigned as our President and Chief Executive Officer as of June 30, 2006. Mr. Bowers has entered into a consulting agreement with us effective July 1, 2007. See the section entitled “Certain Transactions” for more information regarding the agreement.

(10)	Dr. Karasch was appointed as our President and Chief Executive Officer as of July 1, 2006. Consists of annual salary of $208,222 under Dr. Karasch’s employment agreement with TP&T and $34,950 in additional salary accrued in 2006 in connection with Dr. Karasch’s appointment as our President and Chief Executive Officer. See the sections entitled “—Base Salary” and “—Employment Agreement” for a description of Dr. Karasch’s employment agreement with us.

(11)	On July 17, 2006, Dr. Karasch was granted options to purchase 50,000 shares of Common Stock at an exercise price of $2.05.

(12)	Mr. Haas resigned as Chief Financial Officer on September 26, 2006.

(13)	Ms. Russell was appointed Acting Chief Financial Officer for the period of October 1, 2006 to December 31, 2006.

(14)	Consists solely of automobile expense and mobile telephone expense.

(15)	On July 17, 2006, Mr. Schomp was granted options to purchase 25,000 shares of Common Stock at an exercise price of $2.05.

(16)	Consists solely of car allowance.
     The following table provides information concerning each award granted during our fiscal year ended December 31, 2007 and 2006, respectively, under our 2000 Incentive Stock Plan (the “Plan”) to those of our NEOs who received such.
Grants of Plan-Based Awards for 2007

		Number of	Exercise or	Grant Date
		Securities	Base Price of	Fair Value of
		Underlying	Option Awards	Option
Name	Grant Date	Options (#)	($ / Sh)	Awards

Olaf Karasch	11/20/07	75,000(1)	2.14	160,500

Steven Parker	1/02/07	100,000(2)	2.84	284,000

Lee Hee Chew	11/21/07	25,000(3)	2.20	20,659

(1)	The stock options have a 10-year term and vest in 5 years in five equal annual installments after the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

(2)	The stock options have a 10-year term and vest in 5 years in five equal annual installments after the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

(3)	Reflects options to purchase 25,000 shares that were previously granted, but repriced at an exercise price of $2.20 per share on November 21, 2007.
Grants of Plan-Based Awards for 2006

		Number of	Exercise or	Grant Date
		Securities	Base Price of	Fair Value of
		Underlying	Option Awards	Option
Name	Grant Date	Options (#)	($ / Sh)	Awards

Olaf Karasch	7/17/06	50,000(1)	2.05	102,500

Mark J. Schomp	7/17/06	25,000(2)	2.05	51,250

(1)	The stock options have a 10-year term and vest in 5 years in five equal annual installments after the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until the per share price of the Common Stock exceeds the exercise price.

(2)	The stock options have a 10-year term and vest in 5 years in five equal annual installments after the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

Outstanding Equity Awards at Fiscal Year-End for 2007
     The following table sets forth information concerning unexercised options and stock that have not vested for each of our executive officers named in the Summary Compensation Table that is outstanding as of December 31, 2007.
Option Awards

			Equity Incentive
			Plan Awards: Number
	Name of Securities		of Securities
	Underlying		Underlying
	Unexercised Options		Unexercised Unearned		Option Exercise
Name	(#) Exercisable		Options		Price ($)	Option Expiration Date

Olaf Karasch	5,000	(1)			1.09	5/16/11
	88,500	(2)			2.21	5/23/13
	10,000		40,000	(3)	2.05	7/17/16
			75,000	(4)	2.14	11/20/17

Lee Hee Chew	25,000	(5)			2.25	5/5/10
	10,000	(6)			2.21	5/23/13
	50,000	(7)			4.43	5/14/14
	20,000	(8)	5,000		2.20	5/14/14

Steven Parker	20,000	(9)	80,000		2.84	1/02/17

Mark J. Schomp	25,000	(10)			1.09	5/16/11
	100,000	(11)			2.21	5/23/13
	5,000		20,000	(12)	2.05	7/17/16

(1)	The options vested in five annual equal increments, with the final tranche having vested on May 16, 2006.

(2)	The options vested in five annual equal increments, with the final tranche having vested on January 1, 2007.

(3)	The options vest in five annual equal increments on each of July 17, 2007, 2008, 2009, 2010 and 2011.

(4)	The options vest in five annual equal increments on each of November 20, 2008, 2009, 2010, 2011, and 2012.

(5)	The options vested in five annual equal increments, with the final tranche having vested on January 1, 2007.

(6)	The options vested in three annual equal increments, with the final tranche having vested on May 14, 2006.

(7)	The options are vested, as of May 14, 2007.

(8)	The options are vested, with the final tranche vesting on May 14, 2008.

(9)	The options vest in five annual equal increments on each of January 2, 2008, 2009, 2010, 2011 and 2012.

(10)	The options vested in five annual equal increments, with the final tranche having vested on May 16, 2006.

(11)	The options vested in five annual equal increments, with the final tranche having vested on January 1, 2007.

(12)	The options vest in five annual equal increments on each of July 17, 2007, 2008, 2009, 2010 and 2011.
Compensation Committee Interlocks and Insider Participation
     Aside from Olaf Karasch, our Chief Executive Officer and President who is also a member of our board of directors, none of our executive officers serve as a member of our board of directors or compensation committee. None of our Executive Officers serve on any other committee of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation and Incentive Plan Committee. None of the current members of our Compensation and Incentive Plan Committee has ever been an employee of ours or any of our subsidiaries.

Executive Committee
     Since September 2002, we have had an Executive Committee advise the president and chief executive officer in matters of debt financing, contract negotiations and other situations that may arise. The committee met three times in the fiscal year ended December 31, 2007. On March 2, 2007, our board of directors revised the composition of the Executive Committee and appointed Messrs. Buckley, Douglas Hartman, Karasch, Paulson (chairman) and Pauken to the committee.
Nomination of Directors
     We do not have a standing nominating committee or a committee performing similar functions. Our board of directors believes that it is appropriate for us not to have such a committee because director nominees have historically been selected by our board of directors, seven members of which are considered independent. In accordance with the Nasdaq Stock Market Marketplace Rules, a majority of our independent directors recommend director nominees for the board’s selection. Because we do not maintain a standing nominating committee, it has no written nominating committee charter; however, we have adopted the nomination policy described in this section by board resolution.
     Our board of directors has no minimum qualifications that nominees must meet in order to be considered. In the fulfillment of their responsibilities to identify and recommend to our board of directors individuals qualified to become board members, the independent directors will take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the independent directors will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of our Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to our Company. All current nominees to our board were approved by a majority or all of our independent directors.
     The independent directors will consider stockholder recommendations for candidates to serve on our board of directors, and will evaluate such candidates in the same manner they evaluate nominees recommended by the independent directors. In order to provide the independent directors time to evaluate candidates prior to submission to our stockholders for vote at the Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at our corporate office by February 14, 2009. The recommendation must contain the following: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of our Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by a majority of independent directors; and (v) the consent of each nominee to serve as a director of our Company, if so elected.
Principal Accountant Fees and Services Audit Fees
     Fees incurred by us for audit services provided to us by UHY LLP (“UHY”) for the years ended December 31, 2006 and December 31, 2007 were approximately $165,239 and $186,042, respectively. The audit fees consist primarily of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports
Audit-Related Fees
     We incurred audit related fees of $4,990 in 2006 and no audit related fees in 2007 for services provided by UHY. Audit related fees consist of technical accounting and financial reporting consultations and research work necessary to comply with accounting principles generally accepted in the United States of America.

Tax Fees
     We incurred tax related fees of approximately $18,628 and $15,819 for services provided by UHY Advisors TX, LP for the years ended December 31, 2006 and December 31, 2007, respectively. Tax fees include professional services provided for tax compliance, tax advice, tax planning and tax audits.
All Other Fees
     None.
Pre-Approval Policy
     On March 5, 2005, the Audit Committee pre-approved the rendering of audit related and non-audit services not prohibited by law to be performed by our independent auditors with fees for such services approved up to aggregate maximum of $25,000. The term of the pre-approval is 12 months. The Audit Committee updated and approved the current pre-approval policy on February 19, 2008. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve a service not included in the general pre-approval and any proposed services exceeding pre-approved cost levels or budgeted amounts, provided that the Chairman shall report any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting.
Stockholder Communication with Our Board of Directors
     Our board of directors has adopted a formal policy by which our stockholders may communicate with members of our board of directors by mail addressed to an individual member of the board, to the full board, or to a particular committee of the board, at the following address: c/o Corporate Secretary, TOR Minerals, Inc. 722 Burleson Street, Corpus Christi, Texas 78402. Any such communication must contain:
•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.
     The Corporate Secretary will forward such communications to our board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take the appropriate legal action regarding such communication. The foregoing information is also available on our website at www.torminerals.com.
Code of Ethics
     We have adopted a Code of Ethics and Business Conduct that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Ethics and Business Conduct may be found on our website at www.torminerals.com.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

Security Ownership of Management
     The following table sets forth the number of shares of our Company’s Common Stock beneficially owned by each director and nominee for director and each named executive officers, and all directors and the named executive officer as a group, as of March 24, 2008.

				Amount of Series A
	Amount of Common Stock			Convertible
	Beneficially			Preferred Stock
	Owned(1)		Percent of Class	Beneficially Owned	Percent of Class
John J. Buckley	85,149	(2)	*
David A. Hartman	625,000	(3)	7.9%
Douglas M. Hartman	625,000	(4)	7.9%
Olaf Karasch	93,500	(5)	1.2%
Lee Hee Chew	105,000	(6)	1.35
Steven H. Parker	69,000	(7)	*
Thomas W. Pauken	129,765	(8)	1.7%	5,000	2.5%
Bernard A. Paulson	1,169,982	(9)	15.9%
Steven E. Paulson	156,650	(10)	2.0%
Mark J. Schomp	154,000	(11)	2.0%
Tan Chin-Young	27,000	(12)	*
All directors and three executive officers as a group (12) persons	3,240,046	(13)	40.2%	5,000	2.5%

*	Indicates ownership of less than 1% of our Common Stock.

(1)	Unless otherwise indicated, each person has sole voting and investment power over the shares indicated and their address is 722 Burleson Street, Corpus Christi, Texas 78402.

(2)	Includes options to acquire 10,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008; and 2,200 shares held by Mr. Buckley’s spouse. Mr. Buckley disclaims beneficial ownership in such shares.

(3)	Includes (A) 600,000 shares held for the account of The D& CH Trust, and (B) options to acquire 25,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008.

(4)	Includes (A) 600,000 shares held for the account of The Douglas MacDonald Hartman Family Irrevocable Trust, and (B) options to acquire 25,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008.

(5)	Includes options to acquire 93,500 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008.

(6)	Includes options to acquire 105,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008.

(7)	Consists of options to acquire 20,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008; and 2,000 shares held by Mr. Parker’s spouse, of which Mr. Parker disclaims beneficial ownership.

(8)	Consists of options to acquire (A) 30,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008; (B) 52,165 shares held by Mr. Pauken; (C) 2,200 shares held by Mr. Pauken’s spouse, of which Mr. Pauken’s disclaims beneficial ownership; (D) 18,617 shares held by TWP Inc. PSP of which Mr. Pauken is Trustee and has sole voting and investment power; (E) 22,583 shares held by TWP Inc. of which Mr. Pauken is president and has sole voting power; and (F) 4,200 shares of Common Stock issuable upon conversion of 5,000 shares of Series A Convertible Preferred Stock, or .84 shares of Common Stock for each share of Series A Convertible Preferred Stock, which can be converted at any time at the Company’s option. Mr. Pauken disclaims beneficial ownership in such shares.

(9)	Includes (A) 1,067,182 shares held for the account of Paulson Ranch, Ltd. (B) 72,800 shares held by Mr. Paulson and Mrs. Paulson, and (C) options to acquire 30,000 shares that are subject to stock options exercisable at or within sixty days of March 24, 2008, held for Mr. Paulson’s account.

(10)	Represents his 12.8% ownership interest in the 1,223,832 shares held for the account of Paulson Ranch, Ltd.

(11)	Includes options to acquire 130,000 shares that are subject to stock options that are exercisable at or within sixty days of March 24, 2008.

(12)	Includes options to acquire 25,000 shares that are subject to stock options exercisable at or within sixty days of March 24, 2008.

(13)	Includes 493,500 shares which the directors and named executive officers as a group have the right to acquire pursuant to stock options and 4,200 shares issuable upon conversion of Series A Convertible Preferred Stock at or within sixty days of March 24, 2008.
CERTAIN TRANSACTIONS
     On March 7, 2007, we entered into a consulting agreement with Richard L. Bowers, a director and President and Chief Executive Officer of our Company from May 2001 until June 30, 2006. The term of the agreement will be for a period of one (1) year, beginning on July 1, 2007 and ending on June 30, 2008, but it will be automatically extended for additional one-month periods, commencing on each expiration date of the previous term, unless either Mr. Bowers or us gives 30-days written notice to the other on or before such renewal of his or our intention not to extend the agreement. The agreement provides that we will pay Mr. Bowers a retainer of $2,000 per month and compensate his services at a rate of $1,000 for each day that his services are utilized by us, plus reimbursement of reasonable travel and other expenses necessarily incurred.
     We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and our stockholders. However, we also recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests. We will only enter into transactions with related parties if they are in our best interests in accordance with guidelines approved by our board of directors pursuant to our Code of Business Conduct and Ethics, and whether it impacts a director’s independence under applicable stock exchange rules.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED HEREIN.
PROPOSAL TWO
APPROVAL OF SECOND AMENDMENT TO
THE 2000 INCENTIVE STOCK OPTION PLAN
Background
In May 2000 our stockholders approved the adoption of the TOR Minerals International, Inc. Incentive Stock Option Plan (“Plan”). On May 14, 2004, the stockholders approved an Amendment to the Plan (“Amendment”) to increase the shares included in the Plan by 300,000 shares, to 1,050,000 shares. On February 22, 2008, subject to stockholder approval, the Company’s Board of Directors approved amending the Plan, based on the recommendation of the Compensation Committee. At the meeting, stockholders will be asked to approve an amended 2000 Incentive Stock Option Plan reflecting this latest amendment approved by the Board.
The following description sets forth the material terms of the amended Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan, blacklined to show the amended provisions approved by the board, is attached hereto as Exhibit A and hereinafter referred to as the “Amended Plan.” All capitalized terms which are not defined herein are defined in the Amended Plan.
Proposed Amended Plan
At this time, stockholders are being asked to approve the Amended Plan which authorizes an additional two hundred thousand (200,000) shares for issuance in connection with future awards made to eligible participants under the Plan. The Company believes additional shares are required maintain the ability to provide incentives with the appropriate mix of stock options, salary compensation, and other benefits. For information regarding shares currently available for issuance under the Amended Plan, please see Shares Available for Future Awards and Awards Outstanding below. The Amended Plan also extends to 2018 the period during which awards may be made under the Plan. The Amended Plan does not affect the nature or amount of awards made under the Plan or alter the provisions relating to performance goals and performance-based awards. All other Plan terms and conditions will remain unchanged.
Purpose
The Amended Plan is intended to promote the success of the Company by providing incentives to employees and directors of the Company that will link their personal interests to the financial success of the Company with growth in stockholder value. The Amended Plan is designed to provide flexibility to the Company in their ability to attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.
Plan Highlights
The Amended Plan will enable the Company to maintain strict corporate governance practices in granting equity to employees that the Company believes are consistent with the interests of stockholders. To this end, there will be a limit on shares authorized for future awards. The Amended Plan will authorize an additional 200,000 shares for grant, bringing the total number of shares available for future awards under the Amended Plan to approximately from 1,050,000 to 1,250,000 shares, which represents approximately 16% of the Company’s issued and outstanding shares of common stock as of February 22, 2008, the date the Board approved the increase in available shares, subject to stockholder approval.
Administration
The Compensation Committee of the Board of Directors will continue to administer the Amended Plan. Under the Amended Plan, the Committee has broad discretion and authority to, among other things, select the officers and employees to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Committee has full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Amended Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to action with respect to awards made to “covered employees,” as defined in Code Section 162(m), or to “officers” for purposes of Rule 16b-3 under the Exchange Act.
Eligibility
Any officer, employee, or director of the Company is eligible to receive an award under the Amended Plan. As of February 22, 2008 there were approximately 38 employees and 7 independent directors of the Company. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.
Shares Available for Future Awards
The Amended Plan increases the number of shares available for issuance under the Plan by 200,000. As of February 22, 2008, a total of 63,811 shares remained available for grant under the Plan. Therefore, if the Amended Plan is approved, a total of approximately 263,811 shares will be available for grant under the Amended Plan.
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2008
     Upon the recommendation of the Audit Committee, our board of directors has approved the retention of UHY LLP, certified public accountants, to serve as independent auditors of our Company for the year ending December 31, 2008. Although stockholder ratification is not required for the selection of UHY LLP, and although such ratification will not obligate us to continue the services of such firm, our board of directors is submitting the selection for ratification with a view towards soliciting the stockholders’ opinion thereof, which may be taken into consideration in future deliberations. If the appointment is not ratified, our board of directors must then determine whether to appoint other auditors before the end of the current fiscal year. Representatives of UHY LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THATSHAREHOLDERS VOTE “FOR” THE RATIFICATION OF UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.
STOCKHOLDER PROPOSALS
     Pursuant to various rules promulgated by the SEC, a stockholder that seeks to include a proposal in our Company’s Proxy Statement and form of proxy card for our 2009 Annual Meeting of our stockholders must timely submit such proposal in accordance with SEC Rule 14a-8 to our Company, addressed to Corporate Secretary, 722 Burleson Street, Post Office Box 2544, Corpus Christi, Texas 78403 no later than December 9, 2008. Any stockholder proposal that is not submitted for inclusion in our Proxy Statement but is instead sought to be presented at the 2009 Annual Meeting must be delivered to or mailed and received by the Secretary at our principal executive office no later than February 22, 2009.
     Our board of directors knows of no other matters that will be presented for consideration at the 2008 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
     With respect to business to be brought before the 2008 Annual Meeting, we have not received any notices from stockholders that we are required to include in this Proxy Statement.

EXHIBIT “A”
SECOND AMENDMENT
TO THE 2000 INCENTIVE PLAN OF
TOR MINERALS INTERNATIONAL, INC
          This Second Amendment to the 2000 Incentive Plan of TOR Minerals International, Inc. (the “Amended Plan) is executed and delivered as of the 23rd day of May, 2008 by TOR Minerals International, Inc., a Delaware corporation (the “Company”).
RECITALS:
     A. The Company previously has adopted the 2000 Incentive Plan (the “Plan”) which has been approved and adopted by the stockholders of the Company as of February 21, 2000.
     B. The Board of Directors of the Company has adopted the First Amendment to the Plan at a meeting of the Board of Directors duly convened and held on April 6, 2004, for the purpose of increasing the maximum number of shares available for stock options under the Plan from 750,000 to 1,050,000 (the “First Amendment”).
     C. The Company’s stockholders approved and adopted the First Amendment on May 14, 2004.
     D. The Board of Directors of the Company has adopted the Second Amendment to the Plan (the “Amended Plan”) at a meeting of the Board of Directors duly convened and held on February 22, 2008, for the purpose of increasing the maximum number of shares available for stock options under the Amended Plan from 1,050,000 to 1,250,000 .
     E. The Company’s stockholders approved and adopted the Amended Plan on May 23, 2008.
AGREEMENTS:
     NOW THEREFORE, the Plan here is amended as follows:
     1. Increase in Number of Authorized Shares. Section 3(a) of the Plan is hereby amended by revising the first sentence to read as follows:
          “1,250,000 shares shall automatically, and without further action, become Available Shares.”
     2. Expiration date of the Amended Plan. The Amended Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.
     3. Effective Date. The Amended Plant shall be effective as of the date hereof.
     3. Defined Terms: Effect Upon Amended Plan. All initially capitalized terms used without definition herein shall have the meanings set forth therefore in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amended Plan is executed and delivered as of the date first above written.

TOR MINERALS INTERNATIONAL, INC.
By:
	Name:	Sonya M. Sconiers
	Title:	Corporate Secretary

TOR MINERALS INTERNATIONAL, INC. SOLICITED BY THE BOARD OF DIRECTORS
The undersigned stockholder(s) of TOR MINERALS INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby constitutes and appoints BERNARD PAULSON and OLAF KARASCH, or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes each of them, acting individually or together, to represent and to vote, as designated below, the Common Stock of the Company held of record by the undersigned on March 24, 2008, at the annual meeting of stockholders of our Company to be held in the Marina View Room at the Omni Marina Hotel, Corpus Christi, Texas, at 9:00 a.m. local time, May 23, 2008 and at any adjournment(s) thereof in the transaction of the following business:
1.To elect seven directors of the Company to hold office until the next annual election of directors of the Company or until their respective successors have been duly elected and shall have qualified. FOR___WITHHOLD AUTHORITY___ (all nominees listed below)(all nominees listed below) STEVEN E. PAULSONDAVID A. HARTMAN DOUGLAS M. HARTMANOLAF KARASCHTHOMAS W. PAUKEN BERNARD A. PAULSONTAN CHIN YONG IF YOU WOULD LIKE TO VOTE FOR LESS THAN ALL OF THE NOMINEES, PLEASE CIRCLE THE NAME(S) OF THOSE YOU WISH TO VOTE FOR. IF YOU WOULD LIKE TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, STRIKE THROUGH THE NAME OF THE NOMINEE FOR WHICH YOU WITHOLD VOTING. 2.To approve and adopt an amendment to the 2000 Incentive Stock Plan of the Company to increase the total number of shares of Common Stock of the Company available for issuance thereunder from 1,050,000 shares to 1,250,000 shares. 3.To ratify the appointment of UHY LLP as independent public accountants for the Company’s fiscal year ending December 31, 2008. FOR___AGAINST___ABSTAIN___ 4.In their discretion, the above named persons are authorized to vote upon such other business as may come before the annual meeting or any adjournment(s) thereof. FOR___WITHHOLD AUTHORITY___ THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. Please sign exactly as name appears on your stock certificate(s). When joint tenants hold shares or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s). Dated, 2008 (Signature) (Signature if held jointly) PLEASE MARK, SIGN, DATE, RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.